                               JOHN HANCOCK TRUST

                              SUBADVISORY AGREEMENT

     AGREEMENT made this 28th day of April 2006, between John Hancock Investment Management Services, LLC, a Delaware limited liability company (the "Adviser"), and Dimensional Fund Advisors Inc., a Delaware corporation (the "Subadviser"). In consideration of the mutual covenants contained herein, the parties agree as follows:

1. APPOINTMENT OF SUBADVISER

     The Subadviser undertakes to act as investment subadviser to, and, subject to the supervision of the Trustees of John Hancock Trust (the "Trust") and the terms of this Agreement, to manage the investment and reinvestment of the assets of the Portfolios specified in Appendix A to this Agreement as it shall be amended by the Adviser and the Subadviser from time to time (the "Portfolios"). The Subadviser will be an independent contractor and will have no authority to act for or represent the Trust or Adviser in any way except as expressly authorized in this Agreement or another writing by the Trust and Adviser.

2. SERVICES TO BE RENDERED BY THE SUBADVISER TO THE TRUST

a. Subject always to the direction and control of the Trustees of the Trust, the Subadviser will manage the investments and determine the composition of the assets of the Portfolios in accordance with the Portfolios' registration statement, as amended. In fulfilling its obligations to manage the investments and reinvestments of the assets of the Portfolios, the Subadviser will:

     i. obtain and evaluate such economic, statistical, financial and other information that the Subadviser deems relevant to the management of the Portfolios;

     ii. formulate and implement a continuous investment program for each Portfolio consistent with the investment objectives and related investment policies for each such Portfolio as described in the Trust's registration statement, as amended; provided however, that the Adviser provides the Subadviser with changes to the Trust's registration statement with respect to the Portfolios at least sixty
          (60) days in advance of the effectiveness of such change with respect to any material change that affects the management of the Portfolios' assets, and within a reasonable period of time in advance of the effectiveness of such change with respect to any other changes;

     iii. implement these investment programs by the purchase and sale of securities including the placing of orders for such purchases and sales;

     iv. regularly report to the Trustees of the Trust with respect to the implementation of these investment programs; and


                                       A-1

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     v.   upon reasonable request, provide assistance to the Trust to assist the
          Trust in fair value pricing securities held by the Portfolios for which market quotations are not readily available, including communicating with the Trust's Custodian or pricing agent.

b. The Subadviser, at its expense, will furnish (i) all necessary investment and management facilities, including payment of salaries of personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including recordkeeping, clerical personnel and equipment necessary for the conduct of investing each Portfolios' assets (excluding non-investment advisory services such as the determination of net asset value and custodial, transfer agency, and Portfolio and shareholder accounting services). The Adviser acknowledges and agrees that the Subadviser is not responsible to advise or act for the Trust or the Portfolio in any legal proceedings, including bankruptcies or class actions, involving securities held or previously held by the Portfolio or the issuers of such securities. To the extent the Subadviser has received written documentation related to such proceedings related to securities held by the Trust which are managed by the Subadviser, the Subadviser shall promptly forward the documentation to the Adviser.

c. The Subadviser will select brokers and dealers to effect all transactions subject to the following conditions: The Subadviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable. The Subadviser is directed at all times to seek to execute brokerage transactions for the Portfolios in accordance with procedures agreed upon by the parties, as amended from time to time. The Subadviser may pay a broker-dealer which provides research and brokerage services a higher spread or commission for a particular transaction than otherwise might have been charged by another broker-dealer, if the Subadviser determines that the higher spread or commission is reasonable in relation to the value of the brokerage and research services that such broker-dealer provides, viewed in terms of either the particular transaction or the Subadviser's and its affiliates' overall responsibilities with respect to accounts managed by the Subadviser. The Subadviser may use for the benefit of the Subadviser's other clients, or make available to companies affiliated with the Subadviser or to its directors for the benefit of its clients, any such brokerage and research services that the Subadviser obtains from brokers or dealers.

d. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interest of the Portfolio as well as other clients of the Subadviser, the Subadviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to its other clients.

e. The Subadviser will maintain all accounts, books and records with respect to the Portfolios as are required to be kept of an investment adviser of a registered investment company pursuant to the Investment Company Act of 1940 (the "Investment Company Act") and Investment Advisers Act of 1940 (the "Investment Advisers Act") and the rules thereunder.

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f.   To the extent proxy voting materials have been forwarded to the Subadviser in a timely fashion by the Portfolio's custodian, the Subadviser shall vote proxies relating to the Portfolio's investment securities in accordance with (i) the Trust's proxy voting policies and procedures; provided however, the Adviser shall notify the Subaviser of any material change to the Trust's proxy voting policies and procedures at least sixty (60) days in advance of the effectiveness of such change); and (ii) the proxy voting policies and procedures adopted by the Subadviser in conformance with Rule 206(4)-6 under the Investment Advisers Act (a summary of which is described in the Subadviser's Form ADV Part II, as amended from time to time).

g. The Adviser understands and agrees that the Subadviser, as part of its duties hereunder, is not responsible for determining whether or not the Portfolio is a suitable and appropriate investment for the clients who invest in such Portfolio.

h. The Subadviser may rely on specific information, instructions or requests given or made to Subadviser by the Adviser with respect to the Trust, the Portfolio and the management of the Portfolio's assets, which are believed to be in good faith by the Subadviser to be reliable.

3. COMPENSATION OF SUBADVISER

     The Adviser will pay the Subadviser with respect to each Portfolio the compensation specified in Appendix A to this Agreement.

4. LIABILITY OF SUBADVISER AND AFFILIATES

     The Subadviser, its affiliates and each of their directors, officers and employees shall not be liable to the Adviser or the Trust for any error of judgment or mistake of law or for any loss suffered by the Adviser or Trust in connection with the matters to which this Agreement relates except for losses resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from the reckless disregard of, the duties of the Subadviser or any of its directors.

5. CONFLICTS OF INTEREST

     It is understood that trustees, officers, agents and shareholders of the Trust are or may be interested in the Subadviser as trustees, officers, shareholders or otherwise; that employees, agents and shareholders of the Subadviser are or may be interested in the Trust as trustees, officers, shareholders or otherwise; that the Subadviser may be interested in the Trust; and that the existence of any such dual interest shall not affect the validity hereof or of any transactions hereunder except as otherwise provided in the Agreement and Declaration of Trust of the Trust and the Certificate of Incorporation of the Subadviser, respectively, or by specific provision of applicable law.

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6. REGULATION

     The Subadviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations.

7. DURATION AND TERMINATION OF AGREEMENT

     This Agreement shall become effective with respect to each Portfolio on the later of (i) its execution and (ii) the date of the meeting of the Board of Trustees of the Trust, at which meeting this Agreement is approved as described below. The Agreement will continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually either by the Trustees of the Trust or by a majority of the outstanding voting securities of each of the Portfolios, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the Investment Company Act) of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment Company Act) of shares of that Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the Agreement or (b) all the portfolios of the Trust.

     If any required shareholder approval of this Agreement or any continuance of the Agreement is not obtained, the Subadviser will continue to act as investment subadviser with respect to such Portfolio pending the required approval of the Agreement or its continuance or of a new contract with the Subadviser or a different adviser or subadviser or other definitive action; provided, that the compensation received by the Subadviser in respect of such Portfolio during such period is in compliance with Rule 15a-4 under the Investment Company Act.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Trustees of the Trust, by the vote of a majority of the outstanding voting securities of the Trust, or with respect to any Portfolio by the vote of a majority of the outstanding voting securities of such Portfolio, on sixty (60) days' written notice to the Adviser and the Subadviser, or by the Adviser or Subadviser on sixty (60) days' written notice to the Trust and the other party. This Agreement will automatically terminate, without the payment of any penalty, in the event of its assignment (as defined in the Investment Company Act) or in the event the Advisory Agreement between the Adviser and the Trust terminates for any reason.

8. PROVISION OF CERTAIN INFORMATION

a. The Subadviser will promptly notify the Adviser in writing of the occurrence of any of the following events:

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     i.   the Subadviser fails to be registered as an investment adviser under the Investment Advisers Act or under the laws of any jurisdiction in which the Subadviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

     ii. the Subadviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of the Trust; and

     iii. any change in actual control or management of the Subadviser or the portfolio manager responsible for coordinating the day-to-day management of any Portfolio.

b. The Adviser shall furnish to the Subadviser copies of the following documents:

     i. the resolutions of the Trust's Board approving the engagement of the Subadviser as a subadviser to the Portfolio and approving the form of this Agreement;

     ii. current copies of the registration statement, Prospectus and Statement of Additional Information of the Trust relating to the Portfolio;

     iii. resolutions, policies and procedures adopted by the Trust's Board in respect of the management or operation of the Portfolio; and

     iv. a list of affiliated brokers and underwriters and other affiliates for compliance with applicable provisions of the Investment Company Act.

     The Adviser shall furnish the Subadviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing, if any. Such amendments or supplements to the items above shall be provided: (1) with respect to any material change that affects the management of the Portfolios' assets, within sixty (60) days for items (i) and (ii) above and thirty (30) days for items (iii) and (iv) above in advance of the effectiveness of such amendment or supplement, and (2) with respect to any other changes, within a reasonable period of time such materials become available to the Adviser. Until so provided, the Subadviser may continue to rely on those documents previously provided.

9. SERVICES TO OTHER CLIENTS

     The Adviser understands, and has advised the Trust's Board of Trustees, that the Subadviser now acts, or may in the future act, as an investment adviser to fiduciary and other managed accounts and as investment adviser or subadviser to other investment companies. Further, the Adviser understands, and has advised the Trust's Board of Trustees that the Subadviser and its affiliates may give advice and take action for its accounts, including investment companies, which differs from advice given on the timing or nature of action taken for the Portfolio. The Subadviser is not obligated to initiate transactions for a Portfolio in any security which the Subadviser, its partners, affiliates or employees may purchase or sell for their own accounts or other clients.

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10. CONSULTATION WITH OTHERS

     The Subadviser may enter into arrangements with other persons affiliated with the Subadviser or with unaffiliated third parties to better enable the Subadviser to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Subadviser; provided that the Subadviser shall be responsible for any acts or omissions of such affiliated or unaffiliated persons or parties to the extent Subadviser would have been responsible under this Agreement, and shall notify the Adviser in writing before entering into such arrangements.

     Notwithstanding the foregoing, as required by Rule 17a-10 under the Investment Company Act of 1940, the Subadviser is prohibited from consulting with the entities listed below concerning transactions for a Portfolio in securities or other assets:

     a.   other subadvisers to a Portfolio;

     b.   other subadvisers to a Trust portfolio; and

     c. other subadvisers to a portfolio under common control with the Portfolio.

11. AMENDMENTS TO THE AGREEMENT

     This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of a majority of the Trustees of the Trust and by the vote of a majority of the Trustees of the Trust who are not interested persons of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. Any required shareholder approval shall be effective with respect to any Portfolio if a majority of the outstanding voting securities of that Portfolio vote to approve the amendment, notwithstanding that the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Portfolio affected by the amendment or (b) all the portfolios of the Trust.

12. ENTIRE AGREEMENT

     This Agreement contains the entire understanding and agreement of the parties.

13. HEADINGS

     The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

14. NOTICES

     All notices required to be given pursuant to this Agreement shall be delivered or mailed to the last known business address of the Trust or applicable party in person or by registered mail or a private mail or delivery service providing the sender with notice of receipt. Notice shall be deemed given on the date actually received.

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15. SEVERABILITY

     Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein.

16. GOVERNING LAW

     The provisions of this Agreement shall be construed and interpreted in accordance with the laws of Massachusetts, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of Massachusetts, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

17. LIMITATION OF LIABILITY

     The Agreement and Declaration of Trust dated September 28, 1988, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of The Commonwealth of Massachusetts, provides that the name "John Hancock Trust" refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property, for the satisfaction of any obligation or claim, in connection with the affairs of the Trust or any portfolio thereof, but only the assets belonging to the Trust, or to the particular Portfolio with respect to which such obligation or claim arose, shall be liable.

18. CONFIDENTIALITY OF TRUST PORTFOLIO HOLDINGS

     The Subadviser agrees to treat Trust portfolio holdings as confidential information in accordance with the Trust's "Policy Regarding Disclosure of Portfolio Holdings", as such policy may be amended from time to time. The Trust shall provide the Subadviser with any such amendments. The Subadviser will keep in place a policy on insider trading, as amended from time to time, and shall prohibit its employees from trading in violation of such policy.

19. COMPLIANCE

     Upon execution of this Agreement, the Subadviser shall provide the Adviser with the Subadviser's written policies and procedures ("Compliance Policies") as required by Rule 206(4)-7 under the Investment Advisers Act. Throughout the term of this Agreement, the Subadviser shall promptly submit to the Adviser: (i) any material changes to the Compliance Policies, (ii) notification of the commencement of a regulatory examination (other than written inquiries such as "sweep letters" conducted by the SEC or exams that cannot be disclosed by law or order of the regulatory agency) of the Subadviser that relates to services provided by the Subadviser to the Trust and a general summary of any material deficiencies of the Subadviser cited by the applicable regulatory agency as a result of such examination to the extent such disclosure is permitted by law, and (iii) notification of any material compliance matter that relates to the services provided by the Subadviser to the Trust, including but not limited to any material violation of the Compliance Policies or of the Subadviser's code of ethics and any material deficiency relating to the services provided by the

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Subadviser to the Trust under this Agreement discovered as a result of any formal internal audit conducted by Subadviser. Throughout the term of this Agreement, the Subadviser shall provide the Adviser with certifications, information and access to personnel (including those resources that are responsible for enforcing the Compliance Policies to permit reasonable testing of such Compliance Policies by the Adviser) that the Adviser may reasonably request to enable the Trust to comply with Rule 38a-1 under the Investment Company Act.

20. REFERENCES TO THE ADVISER AND SUBADVISER

     During the term of this Agreement, each party agrees to furnish the other party at its principal office sales literature, prospectuses or shareholder reports, or other similar material prepared for distribution to the public, which refers to the other party or its clients, prior to use thereof and not to use such references if the other party objects in writing within five business days (or such other time as may be agreed upon) after receipt thereof. Sales literature may be furnished to the other party by first-class or overnight mail, facsimile transmission equipment or hand delivery.

         (THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK INVESTMENT MANAGEMENT SERVICES, LLC


By: /s/ John G. Vrysen
    ---------------------------------
    John G. Vrysen
    Executive Vice President and
    Chief Financial Officer


                                        DIMENSIONAL FUND ADVISORS INC.


                                        By: /s/ Catherine L. Newell
                                            ------------------------------------
                                        Name: Catherine L. Newell
                                        Title: Vice President and Secretary

                                   APPENDIX A

     The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the "Subadviser Fee"):

                                         FIRST       EXCESS OVER
                                     $100 MILLION   $100 MILLION
                                     OF AGGREGATE   OF AGGREGATE
PORTFOLIO                             NET ASSETS*    NET ASSETS*
---------                            ------------   ------------
International Small Company Trust*

* The term Aggregate Net Assets includes the net assets of a Portfolio of the Trust. It also includes with respect to each Portfolio the net assets of one or more other portfolios as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee, the net assets of the Portfolio and each other portfolio of the Trust are determined as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund are determined as of the close of business on the previous business day of that fund.

Trust Portfolio(s)                       Other Portfolio(s)
------------------                       ------------------
International Small Company Trust   --   International Small Company Fund, a
                                         series of John Hancock Funds II

     The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to the (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the "Applicable Annual Fee Rate"). The Subadviser Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.